EXHIBIT 11

                                   Page 1 of 2
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 TII INDUSTRIES, INC AND SUBSIDIARIES
 COMPUTATION OF PER SHARE EARNINGS
                                                                   Three Months                      Six Months
                                                                     Ended                             Ended
                                                               December 29, 1995                 December 29, 1995
                                                                ----------------                  ----------------
PRIMARY EARNINGS PER SHARE

Weighted Average of Common Stock
 Beginning of period (shares)
 Common Stock outstanding                                              7,021,000                       5,479,000
 Class B Common Stock                                                         --                         370,000
                                                                ----------------                ----------------
                                                                       7,021,000                       5,849,000

 Issuance of common stock                                                 45,000                       1,007,000
                                                                ----------------                ----------------
                                                                       7,066,000                       6,856,000
Common Stock Equivalents
 Options and warrants                                                    703,000                         831,000

Preferred Stock
 Preferred Stock, Series A
 convertible at $6.25                                                         --                         159,000
                                                                ----------------                ----------------
                                                                       7,769,000                       7,846,000
                                                                ================                ================

Primary Earnings Per Share Computation
 Net profit                                                             $895,000                      $1,334,000
                                                                ================                ================


 Adjusted Net profit / weighted average of common stock
 $895,000/7,769,000 and $1,334,000/7,846,000                               $0.12                           $0.17
                                                                ================                ================
Memo:  Market price at end of period                                       $8.88                           $8.88
                                                                ================                ================
          Average market price for the period                              $8.11                           $8.28
                                                                ================                ================
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                                   EXHIBIT 11

                                   page 2 of 2
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


 TII INDUSTRIES, INC AND SUBSIDIARIES
 COMPUTATION OF PER SHARE EARNINGS
                                                                   Three Months                      Six Months
                                                                      Ended                             Ended
                                                               December 29, 1995                 December 29, 1995
                                                                ----------------                  ----------------
FULLY DILUTED EARNINGS PER SHARE

 Weighted average of Common Stock outstanding                          7,066,000                       6,856,000
 Incremental shares from options and warrants *                          810,000                         884,000
 Preferred stock conversion                                                   --                         159,000
 OPIC loan                                                               300,000                         300,000
                                                                ----------------                ----------------
                                                                       8,176,000                       8,199,000
                                                                ================                ================

Fully Diluted Earnings Per Share Computation

 Net profit                                                             $914,000                      $1,372,000

                                                                ================                ================
 Adjusted net profit (loss) / weighted average of common stock
 $912,000/8,176,000 and $1,372,000/8,199,000                               $0.11                           $0.17
                                                                ================                ================

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